Exhibit 10.12.5

FIFTH AMENDMENT TO OFFICE LEASE

(221 Main, San Francisco, California:

DocuSign, Inc.)

THIS FIFTH AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 21st day of June, 2016 (the “Effective Date”), by and between COLUMBIA REIT – 221 MAIN, LLC, a Delaware limited liability company (“Landlord”), as successor of 221 Main, LLC (“Original Landlord”) and DOCUSIGN, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Original Landlord and Tenant entered into that certain Office Lease dated October 31, 2012 (the “Original Lease”), as amended by that certain letter agreement dated November 16, 2012, the First Amendment to Office Lease dated January 24, 2013, the Notice of Lease Term Dates agreed and accepted by Tenant on March 18, 2013, the letter agreement dated October 31, 2013, the Notice of Lease Term Dates agreed and accepted by Tenant on January 6, 2014, the Second Amendment to Office Lease by and between Landlord and Tenant dated February 11, 2015 , the Third Amendment to Office Lease by and between Landlord and Tenant dated April 14, 2015, and the Fourth Amendment to Office Lease by and between Landlord and Tenant dated March 22, 2016 (the “Fourth Amendment” and collectively with the other amendments, the “Prior Amendments”). The Original Lease as amended by the Prior Amendments shall be collectively referred to herein as the “Lease.”

B. Any defined terms used in this Amendment which are not defined herein shall have the same meaning such defined terms have in the Lease.

C. By this Amendment, Landlord and Tenant desire to amend the Lease, upon the terms and conditions set forth herein.

AGREEMENT:

1. Completion of the Removal of Corridors on 5th and 14th Floors. Landlord and Tenant acknowledge that Tenant completed the removal of the corridors on the 5th and 14th floors of the Building in accordance with Section 2 of the Fourth Amendment on the following dates: (a) January 20, 2016 for the 5th floor, and (b) January 21, 2016 for the 14th floor. Accordingly, pursuant to Section 2 of the Fourth Amendment, (i) on January 20, 2016, the rentable square footage of Suite 500 increased to 12,029 rentable square feet, and (ii) on January 21, 2016, the rentable square footage of Suite 1460 (formerly Suite 1470) increased to 5,221 rentable square feet and the rentable square footage of Suite 1450 decreased to 10,240 rentable square feet. The monthly Base Rent and Tenant’s Share was adjusted on the date such corridors were removed for Suites 500, 1450 and 1460 based upon the above increase or decrease in the rentable square feet set forth above for such Suites impacted by the removal of the respective corridor on the floor that such Suites were located. The parties acknowledge that following the removal of the corridors the Tenant’s Share for each Suite changed to the following: Suite 500 - 3.1007%, Suite 1450 – 2.6396%, and Suite 1460 – 1.3458%.

2. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only CBRE, Inc. (the “Broker”), which has acted as a dual broker for both Landlord and Tenant on this Amendment and Landlord and Tenant agree to said dual agency. Except for the Broker, Landlord and Tenant know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay any commission due the Broker pursuant to a separate agreement between Broker and Landlord. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.

3. Interpretation. Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Lease, provided however, that in the case of any conflict, uncertainty or ambiguity that may arise when interpreting the provisions of the Lease and the provisions set forth in this Amendment, the provisions of this Amendment shall be controlling for the purpose of resolving any such conflict, uncertainty or ambiguity.

4. Ratification of Lease Terms. Notwithstanding any term or provision of the Lease, the provisions of this Amendment shall amend, modify and supersede the terms of the Lease. If there is any conflict between the Lease and this Amendment, this Amendment shall control. All other non-conflicting terms, provisions, covenants and conditions of the Lease and all exhibits and addendum thereto shall continue in full force and effect and are hereby ratified by the parties hereto.

5. Entire Agreement. This Amendment sets forth the entire understanding of the parties in connection with the subject matter hereof. There are no agreements between Landlord and Tenant relating to the Lease or the Premises other than those set forth in writing and signed by the parties. Neither party hereto has relied upon any understanding, representation or warranty not set forth herein, either oral or written, as an inducement to enter into this Amendment.

6. Authority. Each of the individuals executing this Amendment on behalf of a party individually represents and warrants that he or she has been authorized to do so and has the power to bind the party for whom they are signing. Landlord represents and warrants that no consent or approval of any third party is required for Landlord to enter into this Amendment under any agreement or instrument by which Landlord is bound.

7. Method of Execution. This Amendment will be executed and delivered via DocuSign.

IN WITNESS WHEREOF, this Amendment is made as of the day and year first above written.

LANDLORD:

COLUMBIA REIT- 221 MAIN, LLC,
a Delaware limited liability company

By:	COLUMBIA PROPERTY TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership, its sole member

By:	COLUMBIA PROPERTY TRUST
INC., a Maryland corporation, its general partner

By: /s/ David Dowdney
Name: David Dowdney
Title: SVP
TENANT:

DOCUSIGN, INC., a Delaware corporation

By:	/s/ Michael Sheridan
Name:	Michael Sheridan
Title:	CFO

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